WGT Consultants Ltd.
1016 – 470 Granville Street
Vancouver BC, V6C 1V5

March 22, 2005

US Securities and Exchange Commission
450- 5th Street N.W.
Washington DC 20549

Re:	Tao Minerals Ltd. “the Company” Form SB2 Registration Statement

Dear Sir or Madame,

We hereby consent to the inclusion or incorporation in this Form SB2 Registration Statement of my report dated October 22, 2004 entitled “Report on the Whale Mine Property, Yellow Pine Mining District, Clark County, Nevada, USA.”

Yours Truly,

“W. G. Timmins”

W.G. Timmins, P. Eng.